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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California — September 15, 2005— Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended August 31, 2005.

          In addition to releasing its selected financial figures, Downey wishes to use this opportunity to address recent questions regarding single family adjustable rate mortgage loans (also known as option ARMs) and how they work. These home loans allow for negative amortization; that is, borrowers are permitted to add to their loan balance in certain circumstances.

          Option ARMs are not new, as Downey and other California institutions have offered them to borrowers since the 1980’s, even before the real estate downturn in California that occurred in the late 1980’s and early 1990’s.

          As of August 31, 2005, $12.8 billion of our one-to-four unit adjustable rate mortgages were subject to negative amortization, of which $89 million, or 0.7%, represented the amount of negative amortization included in the loan balance. At origination, these loans had a weighted average loan-to-value ratio of 69%. The maximum home loan Downey will make is 90% of the property’s appraised value; however, any loan in excess of 80% of appraised value requires private mortgage insurance. Typically, this insures the loan down to a 75% loan-to-value ratio.

          Downey’s option ARM products have an interest rate that adjusts monthly, with a required minimum monthly loan payment that adjusts annually. The initial interest rate ("start rate") is lower than the fully-indexed rate and is the effective interest rate for the loan only during the first month. After the first month, interest accrues at the fully-indexed rate. The initial start rate, however, is used to calculate the required minimum monthly loan payment for the first twelve months. The borrower is required to make the minimum monthly payment, but retains the option to make a larger payment to avoid negative amortization and to reduce loan principal. If the borrower chooses to make the minimum required monthly loan payment and the interest accrual based on the fully-indexed rate results in monthly interest due exceeding the payment amount, the loan balance will increase by the difference. These payment options are clearly explained on the borrower’s monthly statement.

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          More particularly, these loans:

  currently limit negative amortization to 110% of the original loan amount;
  have a lifetime interest rate cap, but no periodic cap on interest rate adjustments; and
  include a payment cap that limits the change in required minimum monthly loan payments to 7.5% per year, unless the loan is recast. A loan is recast every five years or when the loan balance reaches 110% of the original loan balance (the maximum level of negative amortization currently permitted).

          With the negative amortization and loan-to-value limitations in place, the loan-to-value ratio over the life of an option ARM could never exceed 88% of the original appraised value, assuming the loan reached 110% of the original loan balance and had an 80% loan-to-value ratio at origination (the maximum permitted without the borrower obtaining private mortgage insurance).

          Downey has not and does not qualify an applicant for an option ARM based on the initial start rate of the loan. Currently, Downey qualifies applicants for these loans using a fully-amortizing payment calculated from the higher of the fully-indexed rate or:

  for prime borrowers:
    5.50% for owner occupied; or
    5.75% for non-owner occupied.
  for subprime borrowers (Alt. A and A- only):
    6.50% for owner occupied; or
    6.75% for non-owner occupied.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $16.5 billion and 168 branches throughout California and four in Arizona.

Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Table of Contents

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

	Aug. 31,	Jul. 31,	Jun. 30,	May 31,	Apr. 30,	Mar. 31,	Feb. 28,	Jan. 31,	Dec. 31,	Nov. 30,	Oct. 31,	Sep. 30,	Aug. 31,
(Dollars in Thousands)	2005	2005	2005	2005	2005	2005	2005	2005	2004	2004	2004	2004	2004

Balance sheet summary
Total assets	$16,505,777	$16,413,978	$16,612,127	$16,745,285	$16,906,123	$16,893,337	$16,233,501	$15,923,522	$15,648,808	$15,203,688	$15,875,054	$15,639,464	$15,230,593
Loans receivable held for investment, net	14,567,033	14,429,760	14,492,386	14,425,685	14,529,387	14,473,108	14,424,639	13,969,002	13,423,999	12,845,864	12,661,820	13,411,146	12,935,889
Loans held for sale, at lower of cost or fair value	743,803	803,520	914,277	1,124,705	1,141,487	1,255,104	678,918	839,702	1,118,475	1,234,751	1,977,140	845,913	859,695
MBS available for sale, at fair value	286	290	292	293	295	296	299	302	304	311	313	315	317
Cash, investment securities and FHLB stock	917,964	894,302	929,485	927,229	966,502	898,940	861,234	858,270	860,124	842,832	788,124	1,048,979	1,127,900
Deposits	11,637,680	11,334,706	11,042,072	10,697,617	10,416,357	10,309,077	10,036,931	9,774,096	9,657,978	9,693,558	9,684,261	9,551,333	9,453,724
FHLB advances and other borrowings	3,203,623	3,490,750	4,002,757	4,492,992	4,983,058	5,093,874	4,716,531	4,707,152	4,559,622	4,012,823	4,698,051	4,670,604	4,274,277
Senior notes	198,031	198,018	198,004	197,991	197,977	197,964	197,951	197,938	197,924	197,911	197,898	197,886	197,873
Non-performing assets as a % of total assets	0.16%	0.13%	0.15%	0.17%	0.19%	0.17%	0.21%	0.23%	0.22%	0.26%	0.24%	0.25%	0.26%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$666,123	$ 397,213	$ 492,049	$ 279,148	$ 368,546	$ 357,944	$ 662,663	$ 722,400	$ 807,055	$ 413,452	$ 488,268	$ 704,104	$ 649,596
Residential one-to-four units – subprime	34,586	31,589	35,202	41,009	56,425	63,120	56,218	53,986	77,454	65,761	74,821	80,264	80,449
All other	8,378	18,720	32,253	27,751	34,096	55,220	38,413	58,451	56,048	42,745	42,445	49,791	56,844
Repayments	(621,323)	(526,645)	(503,042)	(462,942)	(419,619)	(449,098)	(312,994)	(281,557)	(377,560)	(338,681)	(372,449)	(360,602)	(359,596)
Loans for sale:
Originations and purchases	599,637	713,274	810,051	1,010,710	945,286	1,158,244	493,138	530,010	761,265	921,366	839,470	595,990	690,118
Sales	(656,393)	(817,516)	(1,016,857)	(1,024,658)	(1,051,258)	(568,609)	(651,797)	(809,381)	(856,545)	(1,641,107)	(699,849)	(607,335)	(726,306)
Mortgage loans serviced for others
Total	$11,096,345	$10,709,634	$10,287,991	$9,471,603	$8,608,622	$8,043,655	$7,614,692	$7,064,568	$6,672,984	$12,440,154	$11,038,703	$10,568,339	$10,169,574
With capitalized mortgage servicing rights: (a)
Amount	2,277,835	2,247,326	2,249,030	2,248,824	2,243,492	2,207,403	2,175,539	2,144,177	2,100,452	3,320,091	9,924,548	10,075,028	10,130,863
Weighted average interest rate	5.57%	5.58%	5.57%	5.57%	5.57%	5.57%	5.57%	5.58%	5.59%	5.26%	5.52%	5.52%	5.43%
Interest rate spread data (b)
Weighted average yield:
Loans and MBS	5.62%	5.56%	5.42%	5.30%	5.17%	5.00%	4.92%	4.78%	4.67%	4.64%	4.54%	4.46%	4.43%
Investment securities and FHLB stock	4.12	4.12	4.12	4.02	4.01	3.99	3.89	3.88	3.88	3.79	3.86	3.94	3.88

Interest-earning assets yield	5.55	5.49	5.36	5.24	5.11	4.95	4.88	4.74	4.63	4.59	4.51	4.43	4.39

Weighted average cost:
Deposits	2.67	2.53	2.46	2.38	2.26	2.14	2.04	1.97	1.89	1.83	1.81	1.80	1.77
FHLB advances and other borrowings	3.90	3.74	3.57	3.41	3.23	3.08	2.90	2.78	2.77	2.63	2.38	2.28	2.16
Senior notes	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50

Combined funds cost	2.98	2.86	2.80	2.73	2.62	2.50	2.37	2.29	2.23	2.13	2.06	2.02	1.96

Interest rate spread	2.57%	2.63%	2.56%	2.51%	2.49%	2.45%	2.51%	2.45%	2.40%	2.46%	2.45%	2.41%	2.43%

(a)  Excludes loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(b)  Reflects month-end contractual yields and costs and excludes adjustments for non-accrual loans, net deferred costs to originate loans and the amortization of premiums and discounts.

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